UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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GWG HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)
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GWG HOLDINGS, INC.
325 North St. Paul Street, Suite 2650
Dallas, Texas 75201
NOTICE OF COMBINED 2020/2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD FRIDAY, DECEMBER 17, 2021
TO THE STOCKHOLDERS OF GWG HOLDINGS, INC.:
Please take notice that the combined 2020/2021 annual meeting of stockholders (the “Annual Meeting”) of GWG Holdings, Inc. (the “Company”) will be held on Friday, December 17, 2021, at 10:00 a.m., Central Time, at the Company’s principal executive offices located at 325 North St. Paul Street, Suite 2650, Dallas, Texas 75201.
Stockholders will be asked to consider and take appropriate action with respect to the following:
1.	The election of one Class I director nominated by the Board of Directors to serve for a term expiring at the 2022 annual meeting of stockholders;
2.	The election of two Class II directors nominated by the Board of Directors to serve for a term expiring at the 2023 annual meeting of stockholders;
3.	The election of one Class III director nominated by the Board of Directors to serve for a term expiring at the 2024 annual meeting of stockholders; and
4.	The transaction of any other business as may properly come before the Annual Meeting or any adjournments thereof.
All stockholders of record as of the close of business on November 10, 2021 will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof, except that 2,500,000 shares held by certain of our consolidated subsidiaries are presently neither entitled to vote nor counted for quorum purposes.
The proxy statement for the Annual Meeting, form of proxy, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are also available to you on the Internet. We encourage you to review all of the important information contained in the proxy materials before voting.
To view the proxy statement and Annual Report on Form 10-K on the Internet, visit the Investor Relations portion of our website at www.gwgh.com.
By Order of the Board of Directors

/s/ Murray T. Holland
Murray T. Holland
Chief Executive Officer
November 16, 2021

PROXY STATEMENT

GWG HOLDINGS, INC.
325 North St. Paul Street, Suite 2650
Dallas, Texas 75201
PROXY STATEMENT
Combined 2020/2021Annual Meeting of Stockholders to be Held
December 17, 2021
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (periodically referred to in this proxy statement as the “Board” or the “Board of Directors”) of GWG Holdings, Inc. (periodically referred to herein as “GWG,” the “Company,” “we,” “our,” and “us”) to be used at the combined 2020/2021 annual meeting of stockholders (the “Annual Meeting”) to be held on Friday, December 17, 2021, at 10:00 a.m., Central Time, at the Company’s principal executive offices located at 325 North St. Paul Street, Suite 2650, Dallas, Texas 75201. The approximate date on which this proxy statement and the accompanying form of proxy were first sent or provided to stockholders was November 17, 2021.
Stockholders are being asked to vote on the following matters at the Annual Meeting:
1.	The election of one Class I director nominated by the Board of Directors to serve for a term expiring at the 2022 annual meeting of stockholders;
2.	The election of two Class II directors nominated by the Board of Directors to serve for a term expiring at the 2023 annual meeting of stockholders;
3.	The election of one Class III director nominated by the Board of Directors to serve for a term expiring at the 2024 annual meeting of stockholders; and
4.	The transaction of any other business as may properly come before the Annual Meeting or any adjournments thereof.
PROXIES AND VOTING
You may cast your vote in any of the following ways:
1.	Internet: Visit www.ProxyVote.com. You will need the 16-digit control number included in your proxy card, voter instruction form or notice.
2.	Phone: Call the number on your proxy card, voter instruction form or notice. You will need the 16-digit control number included in your proxy card, voter instruction form or notice.
3.	Mail: Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.
The Board of Directors has set the close of business on November 10, 2021 as the “Record Date” for the Annual Meeting. Only holders of our common stock as of the Record Date, or their duly appointed proxies, are entitled to notice of and will be entitled to vote at the Annual Meeting or any adjournments thereof. On the Record Date, there were 33,097,118 shares of our common stock issued and outstanding, of which 2,500,000 shares were held by certain of our consolidated subsidiaries and are presently neither entitled to vote nor counted for quorum purposes. Each share of common stock entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the voting power of stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.

Each proxy returned to us will be voted in accordance with the instructions indicated thereon. If no direction is given by a stockholder, the shares will be voted as recommended by the Board of Directors. If any nominee for the Board of Directors should withdraw or otherwise become unavailable for reasons not presently known, the proxies that would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. If a stockholder abstains from voting on any matter, the abstention will be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business, as well as shares entitled to vote on that matter. Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. On matters other than the election of directors, an action of the stockholders generally requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Accordingly, an abstention on any matter other than the election of directors will have the same effect as a vote against that matter.
A broker non-vote occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because such broker does not have discretionary voting power and has not received voting instructions from the beneficial owner. Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the Annual Meeting, but are not considered entitled to vote on that particular matter. Consequently, non-votes generally do not have the same effect as a negative vote on the matter.
The Company believes that Proposals 1, 2 and 3, the election of directors, are “non-routine matters” for which a broker will not be permitted to vote any uninstructed shares. The aggregate number of unvoted shares for Proposals 1, 2 and 3 will be reported as “broker non-votes.” The Company does not believe broker non-votes will occur as the proposals for the Annual Meeting are non-routine matters.
A stockholder giving us a proxy may revoke it at any time before it is exercised by (i) giving written notice of revocation to the Secretary of our Company, (ii) delivering a duly executed proxy bearing a later date, or (iii) voting at the Annual Meeting. Please note that attending the meeting without casting a vote will not revoke any previously submitted proxy. Unless so revoked, the shares represented by each proxy will be voted at the Annual Meeting and at any adjournments thereof.
NOTICE TO BENEFICIAL OWNERS OF SHARES HELD IN BROKERAGE ACCOUNTS
New York Stock Exchange Rule 452 prohibits NYSE member organizations from giving a proxy to vote with respect to an election of directors (Proposals 1, 2 and 3) without receiving voting instructions from a beneficial owner. Because NYSE Rule 452 applies to all brokers that are members of the NYSE, this prohibition applies to the Annual Meeting even though our common stock is not listed on the New York Stock Exchange. Therefore, brokers will not be entitled to vote shares at the Annual Meeting with respect to Proposal 1, 2 or 3 without instructions by the beneficial owner of the shares. AS A RESULT, BENEFICIAL OWNERS OF SHARES HELD IN BROKERAGE ACCOUNTS ARE ADVISED THAT, IF THEY DO NOT TIMELY PROVIDE INSTRUCTIONS TO THEIR BROKER, THEIR SHARES WILL NOT BE VOTED IN CONNECTION WITH THESE PROPOSALS.

PROPOSALS 1, 2 AND 3

ELECTION OF DIRECTORS
We currently have five directors serving on our Board of Directors.
Our Board of Directors is divided into three classes, designated as Class I, Class II and Class III. Each class serves staggered, three year terms except as described below. The terms of office of our Class III director will expire at the Annual Meeting.
Our Board of Directors has nominated Peter T. Cangany, Jr. for election as a Class I director (Proposal 1), David F. Chavenson and David H. de Weese for election as Class II directors (Proposal 2) and Timothy L. Evans for election as a Class III director at the Annual Meeting (Proposal 3). The term of office of the Class I directors will expire at the 2022 annual meeting of stockholders, the term of office of the Class II directors will expire at the 2023 annual meeting of stockholders and the term of office of the Class III directors will expire at the 2024 annual meeting of stockholders.
Each director serves until his or her successor is elected and shall have qualified, or until his or her earlier death, resignation, removal or disqualification.
The following table sets forth the classes of directors as of the date of this proxy statement.
Director Nominee/Director	Class	Expiration of Current Term of Director
Murray T. Holland	Class I	2022 Annual Meeting
Peter T. Cangany, Jr.	Class III	2020/2021 Annual Meeting
David F. Chavenson	Class III	2020/2021 Annual Meeting
David H. de Weese	Class III	2020/2021 Annual Meeting
Timothy L. Evans	Class III	2020/2021 Annual Meeting
The following paragraphs provide information as of the date of this proxy statement about each director nominee, as well as about our existing Class I director who is continuing in office. The information presented includes information that each person has given us about his age, all positions he holds within our Company, his principal occupation and business experience for the past five years, and the names of other publicly held companies of which he currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each person’s specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that he should serve as a director, we believe that all of our directors have experience in developing and overseeing businesses and implementing near term and long-range strategic plans. We also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. Collectively, they have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our Board of Directors.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
Name and Age of Director and/or Nominee	Principal Occupation, Business Experience For the Past Five Years and Directorships of Public Companies	Director Since
CLASS I DIRECTORS AND NOMINEES

Murray T. Holland Age 67
Murray T. Holland has served as our President and Chief Executive Officer since April 26, 2019 and a director and Chairman of the Board since June 2021. In 2001, Mr. Holland became an original investor and consultant for MHT Partners, a boutique investment banking firm based in Dallas, Texas with a number of offices in the United States. From 2013 until recently, he was Managing Director of MHT Partners. Mr. Holland resigned from this position in connection with the transaction contemplated by the Purchase and Contribution Agreement, dated April 15, 2019, among Jon R. Sabes, Steven F. Sabes and Ben LP, among others. Prior to MHT Partners, he was CEO and principal shareholder of Convergent Media Systems (Atlanta), a $100 million custom network outsourcing firm with approximately 300 employees, CEO and principal shareholder of Convergent Group Corporation (Denver), a $200 million geographic information systems software and integration firm with approximately 450 employees, and CEO and principal shareholder of BTI Americas (Chicago), a $2.7 billion business travel agency with approximately 4,400 employees. EDS was his principal business partner in these ventures. Prior to that, Mr. Holland was a partner at the law firm of Akin, Gump, Strauss, Hauer & Feld (Dallas) in corporate finance and securities, a Senior Vice President of Credit Suisse First Boston (New York and Dallas) in Mergers and Acquisitions and a Managing Director of Kidder, Peabody & Co. (New York) in Mergers and Acquisitions. He graduated from Washington and Lee University with a B.S. in 1975, University of Virginia Graduate School of Business Administration with an M.B.A. in 1978, and Washington and Lee University School of Law with a J.D. in 1980. Mr. Holland is the author of “A Nation in the Red” (McGraw Hill - 2014), a book about the U.S. national debt and its implications.
2021

Peter T. Cangany, Jr. Age 64
Peter T. Cangany, Jr. retired as a partner with Ernst & Young LLP (“EY”) in 2017, having served in such capacity since 1993. Mr. Cangany specialized in the audits of companies involved in several sectors of the financial services industry, including insurance companies and investment management firms with a focus on public companies. He held senior positions with the leadership of EY throughout his years as a partner, including location and sector leadership responsibilities. Mr. Cangany also currently serves on the Board of Trustees of Franklin College of Indiana. Mr. Cangany brings extensive knowledge of financial reporting and accounting issues faced by companies in the financial services industry, as well as experience with early-stage growth businesses, strategic planning, and corporate governance from nearly 40 years of serving clients. Mr. Cangany earned a B.A. in Accounting from Franklin College and an M.B.A. from Texas A&M University. He is also a Certified Public Accountant.
2019

Name and Age of Director and/or Nominee	Principal Occupation, Business Experience For the Past Five Years and Directorships of Public Companies	Director Since
CLASS II NOMINEES

David F. Chavenson Age 69
David F. Chavenson served as Treasurer of Alon USA Energy Company from 2007 until 2018. He served as Vice President and Treasurer of Flowserve Corp. from 2001 until 2005; Senior Vice President and Chief Financial Officer at Worldwide Flight Services, Inc. from 2000 to 2001; and Vice President of Finance, Chief Financial Officer and Corporate Secretary of Rutherford-Moran Oil Corporation since April 1996 to 1999. Previous to 1996, Mr. Chavenson spent 18 years at Oryx Energy Company, an oil and gas exploration and production company (previously Sun Exploration and Production Co.) (“Oryx”), and served as Treasurer there from 1993 to 1996. Prior to that, he served as Assistant Treasurer and Manager of Corporate Finance, Manager of Financial Analysis and Senior Financial Specialist at Oryx. Mr. Chavenson has a B.A., magna cum laude, Phi Beta Kappa from Dickinson College and holds an M.B.A. in finance with honors from the Harvard Business School. He is also a Certified Public Accountant.
2019

David H. de Weese Age 79
David H. de Weese is a Partner of Paul Capital Advisors, a private equity firm. He was instrumental in developing Paul Capital’s deal origination strategy and transaction sourcing network. He joined Paul Capital in 1995 and led global secondary transaction sourcing activities and the due diligence of life science and health care investments. Mr. de Weese has 14 years of management experience in Europe. He has an extensive entrepreneurial experience and in-depth scientific and business knowledge. He is the co-founder and a member of the board of directors of NISTA Diagnostics, Inc. He also founded Medical Innovations. In 1993, he co-founded and served as the President and Chief Executive Officer of M6 Pharmaceuticals. Mr. de Weese served as the President and Chief Executive Officer of Cygnus Therapeutic Systems, SIGA Technologies, Inc. and a Silicon Valley software company. Prior to Cygnus, he served as the President and Chief Executive Officer of Machine Intelligence Corporation. Mr. de Weese previously served as a member of the board of directors of OSE Immunotherapeutics SA (also known as OSE Pharma SA) and as the chairman of Capacitor Sciences, Inc. Mr. de Weese holds an M.B.A. from the Harvard Business School, a B.A. from Stanford University and attended law school at Stanford University.
2019

CLASS III NOMINEE

Timothy L. Evans Age 42
Timothy L. Evans joined the Company as Chief Integration Officer on May 6, 2019, and was appointed Chief Financial Officer on August 15, 2019 and a director in June 2021. Prior to joining the Company, Mr. Evans was Chief of Staff for Ben LP where he had also served as Vice President and Deputy General Counsel since February 2018. Prior to joining Ben LP, Mr. Evans was an attorney for the United States Securities and Exchange Commission for six years, where he served as a trial attorney and a counsel to the Director of Enforcement. Mr. Evans was an associate in the Dallas office of Thompson & Knight LLP for four years before joining the Securities and Exchange Commission. He received his Juris Doctorate, summa cum laude, from the University of Arkansas School of Law in 2008. Prior to practicing as an attorney, Mr. Evans was an accountant for three years with SMG, a public facility management company. He previously held an Arkansas CPA license but is not currently licensed by the Arkansas State Board of Public Accountancy. He graduated from the University of Illinois at Urbana-Champaign with a Bachelor of Arts in Economics in 2001.
2021

Vote Required
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the Class I nominee, the two Class II nominees and the Class III nominee named above. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will not count either “for” or “against” the nominee, although it will be counted for purposes of determining whether there is a quorum. If any director nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies that would have otherwise been voted for that director nominee may be voted for a substitute director nominee selected by our Board of Directors.
The Board of Directors recommends that you vote FOR the election of each of the Class I, Class II and Class III nominees named above.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Board of Directors and management are committed to the quality, integrity and transparency of GWG’s financial reports. In accordance with the duties set forth in its written charter, the Audit Committee of our Board of Directors appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the 2020 fiscal year. Grant Thornton has served as our independent registered public accounting firm since September 17, 2020. A representative of Grant Thornton is expected to attend this year’s Annual Meeting. To the extent that a representative of Grant Thornton does attend this year’s Annual Meeting, he or she will be available to respond to appropriate questions from stockholders, and will have the opportunity to make a statement if he or she desires to do so.
Our independent registered public accounting firm for the 2019 fiscal year was Whitley Penn LLP (“Whitley Penn”). On September 17, 2020, we received notice from Whitley Penn that it declined to stand for re-appointment as our certifying accountant for fiscal year 2020.
Whitley Penn’s audit report for the year ended December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified. In addition, during the year ended December 31, 2019 and through September 17, 2020, there were (i) no disagreements between the Company and Whitley Penn on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to Whitley Penn’s satisfaction, would have caused Whitley Penn to make reference to the subject matter of the disagreement in connection with its report for such year, and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K for such year and subsequent interim periods through September 17, 2020.
Fees Billed to Company by Its Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and 401(k) audit services, tax services and other services rendered by Grant Thornton in 2020 and Whitley Penn in 2019:
	2020	2019
Audit Fees(1)	$1,819,000	$1,559,082
Audit-Related Fees(2)	—	50,908
Tax Fees(3)	—	126,710
All Other Fees(4)	124,200	6,430
Total Fees	$1,943,200	$1,743,130
(1)
Audit Fees consist of fees for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist principally of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements but not reported under the caption Audit Fees above.

(3)	Tax Fees consist of fees for tax compliance, tax advice, and tax planning.
(4)
All Other Fees typically consist of fees for permitted non-audit products and services provided. All Other Fees included expenses related to employee compensation consulting services performed by Grant Thornton during 2020.

(5)
Due to the change in auditors noted above, fees for 2020 include only those fees paid to Grant Thornton, the accountant who rendered the audit opinion for the 2020 financial statements. Whitley Penn, the predecessor auditor, performed reviews of the Company’s Forms 10-Q for the first and second quarters of 2020, as well as certain other services related to SEC filings during 2020. Whitley Penn was paid fees totaling $315,884 for these services in 2020 that are not included in the table above.

The Audit Committee of our Board of Directors reviewed the services provided by Grant Thornton during the 2020 fiscal year and Whitley Penn during the 2019 fiscal year and the fees billed for such services. After consideration, the Audit Committee determined that the receipt of these fees by Whitley Penn and Grant Thornton, respectively was compatible with the provision of independent audit services. The Audit Committee discussed these services and fees with the relevant auditor and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission (“SEC”) to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy
The written charter of the Audit Committee provides that all audit and non-audit accounting services permitted to be performed by our independent registered public accounting firm under applicable rules and regulations must be pre-approved by the Audit Committee or by designated members of the Audit Committee, other than with respect to de minimis exceptions permitted under the Sarbanes-Oxley Act of 2002. All services performed by our independent registered public accounting firms during the years ended December 31, 2020 and 2019 were pre-approved in accordance with the written charter.
Prior to or as soon as practicable following the beginning of each year, a description of the audit, audit-related, tax, and other services expected to be performed by the independent registered public accounting firm in the following year will be presented to the Audit Committee for approval. Following such approval, any requests for audit, audit-related, tax, and other services not presented and pre-approved must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. However, we have delegated the authority to grant specific pre-approval between meetings, as necessary, to the Chair of the Audit Committee. The Chair then updates the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

EXECUTIVE OFFICERS OF OUR COMPANY
Name and Title	Age	Principal Occupation, Business Experience for the Past Five Years and Directorships of Public Companies
Murray T. Holland President and Chief Executive Officer	67	See description above.
Timothy L. Evans Chief Financial Officer and Treasurer	42	See description above.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth the cash and non-cash compensation for the 2019 and 2020 fiscal years awarded to or earned by: (i) each individual who served as the principal executive officer of GWG Holdings during 2020; (ii) the two most highly compensated executive officers of GWG Holdings who were serving as executive officers at the end of 2020 and who received more than $100,000 in the form of salary and bonus during such year; and (iii) up to two additional individuals for whom disclosure would have been required under (ii) above but for the fact that the individual was not serving as an executive office of GWG Holdings at the end of 2020. These individuals are referred to as our “named executives.”
Name and Principal Position	Year	Salary	Bonus	All Other Compensation	Total
Murray T. Holland Chief Executive Officer	2020	$650,000	$975,000	$17,819	$1,642,819
	2019(1)	$440,000	$637,500	$—	$1,077,500

Timothy L. Evans Chief Financial Officer	2020	$400,000	$500,000	$3,427,411(2)	$4,327,411
	2019(3)	$261,539	$326,750	$—	$588,289

Lennie Nicholson Former General Counsel(4)	2020	$211,538	$105,769	$—	$317,308
(1)	Mr. Holland was appointed as Chief Executive Officer on April 26, 2019 with an annual base salary of $650,000.
(2)
Includes REUs (defined below) with an estimated grant date fair value of $1,562,500 issued by Ben LP and BMP Equity Units (defined below) with an estimated grant date fair value of $1,854,834 issued by Beneficient Management Partners, L.P. to Mr. Evans. Awards of REUs and BMP Equity Units are included because, beginning on December 31, 2019, GWG Holdings reports the results of Beneficient on a consolidated basis.

(3)	Mr. Evans was appointed Chief Financial Officer on August 15, 2019 with an annual base salary of $400,000.
(4)	Mr. Nicholson was appointed as General Counsel of the Company on March 3, 2020 and resigned on January 29, 2021.
In general, in connection with its decisions about executive compensation, the Board of Directors intends to consider the results of the most recent stockholder advisory vote on executive compensation as well as the advisory vote on the frequency of future advisory votes on executive compensation in determining how frequently to hold its Say-on-Pay vote in the future. The Company currently seeks a stockholder advisory vote on executive compensation every three years and expects to hold the next stockholder advisory vote on executive compensation at the Company’s 2022 annual meeting of stockholders.
Employment Agreements and Change-in-Control Provisions
As of the date of this proxy statement, our named executives held the following positions: Mr. Murray T. Holland, President and Chief Executive Officer; and Mr. Timothy L. Evans, Chief Financial Officer.
On April 26, 2019, and in connection with the closing of the Purchase and Contribution Transaction, Murray T. Holland was appointed as Chief Executive Officer of the Company. On May 31, 2019, we entered into an employment agreement with Mr. Holland pursuant to which he is currently serving as our President and Chief Executive Officer. The employment agreement has an initial three-year term and is automatically renewed for additional one-year periods unless either party gives notice of non-renewal at least 60 days prior to the expiration of the then current term.
Under the employment agreement, Mr. Holland is entitled to an annual base salary of $650,000, retroactive to April 26, 2019, and is eligible to receive an annual cash bonus the target amount of which will be 150% of his base salary (prorated for the partial first year of employment). Whether the bonus is granted for a particular year, and the amount thereof, will be determined by the Board of Directors in its discretion based upon Mr. Holland’s performance. Mr. Holland is also entitled to participate in all employee benefit plans and programs made available by the Company to the Company’s executive employees generally.

If Mr. Holland’s employment is terminated by us without “Cause” or if he voluntarily resigns with “Good Reason,” in each case as defined in the employment agreement, then (i) he will be entitled to severance pay in an amount equal to his annual base salary, payable in a lump sum within 30 days after the date of the termination, (ii) he will receive a pro-rated portion of the target amount of his annual cash bonus for the year in which termination occurs, and (iii) any performance share units (“PSUs”) or other equity incentives held by Mr. Holland will fully vest on the date of termination.
On May 31, 2019, and as contemplated by the employment agreement and discussed below, we entered into a Performance Share Unit Agreement (the “PSU Agreement”) with Mr. Holland that provides for a target award grant of 129,717 PSUs (the “Target Award”), and up to a maximum of 259,434 PSUs. Each PSU represents the right to receive one share of our common stock (or, following a Change-in-Control Transaction (as defined in the PSU Agreement, the cash value thereof), upon vesting, which is generally subject to (i) the satisfaction of performance goals over a three year performance period, as previously determined by our Compensation Committee in its sole discretion, and (ii) Mr. Holland remaining continuously employed by the Company or one of its subsidiaries (“Continuous Service”) from the date of grant through the date that the PSUs are vested and paid in shares of common stock (or cash). Promptly following the Company’s filing with the SEC of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the final year of the performance period), our Board of Directors will review and certify in writing (a) whether, and to what extent, the performance goals have been achieved, and (b) the number of PSUs that vested, if any. At such time, PSUs that are not vested will be forfeited.
The PSUs are subject to forfeiture until they vest. If Mr. Holland’s Continuous Service terminates for any reason at any time before all PSUs have vested, all unvested PSUs will be automatically forfeited upon such termination of Continuous Service. However, if Mr. Holland’s Continuous Service terminates as a result of his death or disability, or as a result of a termination by the Company without Cause or by Mr. Holland for Good Reason, Mr. Holland will retain, and will not forfeit, a pro rata portion of the Target Award based on the number of days that he remained employed during the performance period. This retained portion of the Target Award will not be subject to accelerated vesting and, instead, will vest (and be paid in shares of common stock) based on extent to which the performance goals are achieved during the entire performance period.
If a “Sale Transaction,” as defined in the Company’s 2013 Stock Incentive Plan, occurs during the performance period, Mr. Holland remains in Continuous Service up until the date of such Sale Transaction, and the acquiring entity or successor to the Company does not assume the obligations of the Company under the PSU Agreement or replace the grant with a substantially equivalent incentive award, then all outstanding PSUs shall vest at Target Award levels on the date of such Sale Transaction.
If a Change-in-Control Transaction occurs during the performance period, then all outstanding PSUs will automatically vest at Target Award levels on the 120th day following the closing of the Change-in-Control Transaction (the “Retention Date”), contingent upon Mr. Holland remaining in Continuous Service through the Retention Date. However, if Mr. Holland’s Continuous Service terminates following the occurrence of a Change-in-Control Transaction and prior to the Retention Date for any reason other than as a result of a termination by the Company for Cause, then all outstanding PSUs will automatically vest at Target Award levels upon such termination. PSUs vesting upon a Change-in-Control will be paid in cash (not shares of common stock). The amount of cash to be paid to Mr. Holland in respect of each vested PSU will be equal to the greater of (y) $12.00 or (z) the Fair Market Value (as defined in the Plan) of a share of common stock as of the trading date immediately prior to the closing date of the Change-in-Control Transaction. The PSU Agreement includes a provision allowing the Company to reduce the payment to which Mr. Holland would be entitled upon a Change-in-Control Transaction to the extent needed for him to avoid paying an excise tax under Internal Revenue Code Section 280G, unless Mr. Holland would be better off, on an after-tax basis, receiving the full amount of such payments and paying the excise taxes due.
On August 15, 2019, Timothy L. Evans was appointed as our Chief Financial Officer and Treasurer, replacing William B. Acheson. Mr. Acheson remained employed by the Company on an interim basis as an Executive Vice President, to assist in the transition of his prior duties and responsibilities to Mr. Evans, but is no longer in that capacity.
2013 Stock Incentive Plan
We maintain the GWG Holdings, Inc. 2013 Stock Incentive Plan, under which 6,000,000 shares of our common stock have previously been approved for issuance. The 2013 Stock Incentive Plan permits the grant of both incentive and non-statutory stock options. Through December 31, 2020, we had issued stock options, SARs and Restricted Stock

Units (hereinafter, “options”) for 2,507,904 shares of common stock to employees, officers, directors, and consultants under the plan. As of December 31, 2020, (i) 1,360,491 shares are reserved for issuance under outstanding options, of which 922,985 options have vested and the remaining outstanding are scheduled to vest over three years, (ii) 322,552 shares have been issued upon the exercise of options granted under the 2013 Stock Incentive Plan, and (iii) 3,492,096 shares remain available for issuance of future incentive grants. The Board of Directors adopted the 2013 Stock Incentive Plan to provide a means by which our employees, directors, officers and consultants may be granted an opportunity to purchase our common stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for our success.
BMP Equity Incentive Plan
As more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”), the board of directors of Beneficient Management, Ben LP’s general partner, maintains the BMP Equity Incentive Plan under which participants are eligible to receive equity units in Beneficient Management Partners, L.P. (“BMP”), an entity affiliated with the board of directors of Beneficient Management. The BMP equity units eligible to be awarded to participants are comprised of BMP’s Class A Units and/or BMP’s Class B Units (collectively, the “BMP Equity Units”). The weighted-average grant date fair value of BMP Equity Units was $9.61 per unit as of December 31, 2020.
On January 1, 2020, Mr. Evans was awarded 193,011 BMP Equity Units for his prior service at Ben LP that vested 20% on the date of grant and vest 20% on each anniversary of Mr. Evan’s hire date with Ben LP of February 15, 2018.
Ben Equity Incentive Plan
As more fully described in the Annual Report, the Board of Directors of Beneficient Management maintains the Ben Equity Incentive Plan under which Ben LP is permitted to grant equity awards, in the form of restricted equity units (“REUs”) up to a maximum of 12,811,258, representing ownership interests in common units of Ben LP. The holders of certain of the units issued under the BMP Equity Incentive Plan and the Ben Equity Incentive Plan, upon vesting, have the right to convert the units to shares of GWG Holdings common stock per the Exchange Agreement discussed below.
The estimated weighted-average grant date fair value date of REUs was $12.50 as of December 31, 2020.
On January 1, 2020, Mr. Evans was awarded 125,000 REUs for his prior service at Ben LP that vested 20% on the date of grant and vest 20% on each anniversary of Mr. Evan’s hire date with Ben LP of February 15, 2018.

Outstanding Equity Awards at Year End
The following table sets forth the total outstanding equity awards as of December 31, 2020 for each named executive officer.
		Stock Awards
Name		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Murray T. Holland(1)		—	—
	5/31/2019	—	—	129,717	906,721
Timothy L. Evans(2)		—	—	—	—
	1/1/2020	50,000	625,000	—	—
	1/1/2020	77,204	741,931	—	—
		—	—	—	—
Lennie Nicholson		—	—	—	—
(1)
Represents the target award of PSUs awards that will vest on December 31, 2021, subject to the satisfaction of certain performance goals over a three-year performance period and Mr. Holland’s Continuous Service (as defined in the PSU Agreement), through such vesting date, with a market value based on the Company’s closing stock price of $6.99 on December 31, 2020.

(2)
Includes 50,000 unvested REUs, of which 25,000 vested on February 15, 2021 and 25,000 vest February 15, 2022, and 77,204 unvested BMP Equity Units of which 38,602 vested on February 15, 2021 and 38,602 vest February 15, 2022.

Director Compensation
The following table sets forth the cash compensation awarded to or earned by each individual who served as a member of our Board of Directors during the year ended December 31, 2020. There was no non-cash compensation paid to members of our Board of Directors during 2020 except as noted below for Mr. Lockhart and Mr. Bailey.
Director’s Name	Fees Earned or Paid in Cash 2020(1)	Stock Awards	Total
Peter T. Cangany, Jr.(2)	$371,225	$—	$371,225
David F. Chavenson	156,255	—	156,255
Brad K. Heppner	100,000	—	100,000
Thomas O. Hicks	412,000	—	412,000
Dennis P. Lockhart(3)	295,375	1,105,500	1,400,875
Bruce W. Schnitzer(4)	400,000	—	400,000
David H. de Weese	100,000	—	100,000
Roy W. Bailey(5)	155,537	$55,187	210,724
Daniel P. Fine(6)	62,413	—	62,413
Michelle Caruso-Cabrera(7)	43,625	—	43,625
David S. Gruber(8)	29,897	—	29,897
Kathleen J. Mason(9)	22,291	—	22,291
Roger T. Staubach(10)	133,379	—	133,379
(1)
Includes cash compensation for service as a director on the board of directors of Beneficient Management, L.L.C., a Delaware limited liability company (“Beneficient Management”), the general partner of Ben LP (the “Ben Board”) of $300,000 for Mr. Schnitzer, $190,000 for Mr. Lockhart, $27,142.86 for Ms. Caruso-Cabrera, $210,000 for Mr. Cangany, $87,500 for Mr. Staubach, and $300,000 for Mr. Hicks.

(2)
At fiscal year end, Mr. Cangany had outstanding 25,000 REUs, of which 12,500 vested on April 1, 2021 and 12,500 vest on April 1, 2022, and 30,000 BMP Equity Units, of which 10,000 vested on April 1, 2021, 10,000 vest on April 1, 2022, and 10,000 vest on April 1, 2023.

(3)
Stock awards include 50,000 REUs with an estimated grant date fair value of $625,000 and 50,000 BMP Equity Units with an estimated grant date fair value $480,500 that Mr. Lockhart was granted on May 1, 2020 for service as a director on the Ben Board. The REUs vest 25% on the date of grant and 25% on each anniversary of Mr. Lockhart’s service start date with the Ben Board of May 10, 2019 and BMP Equity Units vest 20% on the date of grant and 20% on each anniversary of Mr. Lockhart’s service start date with the Ben Board of May 10, 2019. At fiscal year end, Mr. Lockhart had outstanding 25,000 REUs, of which 12,500 vest on May 10, 2021 and 12,500 vest on May 10, 2022, and 30,000 BMP Equity Units, of which 10,000 vest on May 10, 2021, 10,000 vest on May 10, 2022, and 10,000 vest on May 10, 2023.

(4)	At fiscal year end, Mr. Schnitzer held 3,750 REUs which vested on January 1, 2021.
(5)
Mr. Bailey commenced serving as a member of the Board of Directors on March 16, 2020 and ceased serving as a member of the Board of Directors on March 6, 2021. The amount in the Stock Awards column represents the grant date fair value computed in accordance with FASB ASC Topic 718 for a grant of 7,895 restricted stock units. Such units did not vest due to Mr. Bailey’s resignation from the Board of Directors on March 6, 2021.

(6)	Mr. Fine commenced serving as a member of the Board of Directors on September 3, 2020 and ceased serving as a member of the Board of Directors on March 6, 2021.
(7)	Ms. Caruso-Cabrera ceased serving as a member of the Board of Directors on February 21, 2020.
(8)	Mr. Gruber commenced serving as a member of the Board of Directors on September 3, 2020 and ceased serving as a member of the Board of Directors on October 27, 2020.
(9)	Ms. Mason ceased serving as a member of the Board of Directors on March 2, 2020.
(10)	Mr. Staubach ceased serving as a member of the Board of Directors on June 15, 2020.
During 2020, all directors received annualized cash compensation of $100,000 paid in quarterly installments in arrears. The Chair and members of the Board’s committees received the additional annualized cash compensation set forth below:
Committee	Position	Additional Fees
Audit Committee	Chair	$15,000
	Member (other than Chair)	$10,000
Compensation Committee	Chair	$12,000
	Member (other than Chair)	$5,375
Special Committee	Chair	$30,000
	Member (other than Chair)	$25,000
Further, each member of the former Special Committee, which was dissolved in March 2021, received $1,000 for attending each Special Committee meeting, whether participating in-person or telephonically. The former Special Committee was a committee of the Board comprised solely of directors independent of Beneficient that was formed primarily for the purpose of considering and, if deemed appropriate, approving company transactions with or involving Beneficient.
In addition, upon approval by the board directors of Ben Management (“Ben Board”) following the recommendation of its compensation committee, members of the Board of Directors that serve as a member of the board of directors of Ben Management may receive board and committee retainers, meeting fees, equity-based compensation or other form of compensation for their service on the Ben Board.
On March 16, 2020, the Company entered into a restricted stock unit agreement with Mr. Bailey pursuant to which he received a grant of 7,895 restricted stock units. Each restricted stock unit entitled him to receive one share of the Company’s common stock upon vesting on the one-year anniversary of the grant date, subject to remaining a member of the Board through such date, and subject to accelerated vesting in certain circumstances. Such units did not vest due to his resignation from the Board of Directors on March 6, 2021.
The Company has entered into Indemnification Agreements (the “Indemnification Agreements”) with each of its current directors and executive officers (collectively, the “Indemnitees”). The Indemnification Agreements clarify and supplement indemnification provisions already contained in the Company’s bylaws and generally provide that the Company shall indemnify the Indemnitees to the fullest extent permitted by applicable law, subject to certain exceptions, against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with their service as a director or officer and also provide for rights to advancement of expenses and contribution.
The description of the Indemnification Agreements and the restricted stock unit agreement set forth above is not complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement and the form of restricted stock unit agreement which are filed as Exhibit 10.17 and Exhibit 10.24, respectively, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE
Director Independence
Our Board of Directors periodically reviews relationships that directors have with our Company to determine whether our directors are “independent directors” as such term is defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Our Board of Directors has determined that the following directors are independent directors: Peter T. Cangany, Jr., David F. Chavenson and David H. de Weese.
Because various trusts (the “Seller Trusts”), collectively, own approximately 48.6% of our outstanding voting securities and certain ExAlt Trusts holding approximately 29.7% of our outstanding common stock (according to their latest Schedule 13D/A filing) have agreed to vote their shares in proportion to the votes cast by all other holders of our voting securities, the Seller Trusts are entitled to cast a majority of the votes on all matters requiring stockholder votes, including, if a stockholder vote is required: the election of directors; mergers, consolidations, acquisitions and other strategic transactions; the sale of all or substantially all of our assets and other decisions affecting our capital structure; amendments to our Certificate of Incorporation or bylaws; and our winding up and dissolution. As such, we are a “controlled company” as that term is set forth in Rule 5615(c) of the Nasdaq Marketplace Rules. Under the Nasdaq rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain Nasdaq corporate governance requirements, including the requirements that:
•	a majority of its board of directors consist of independent directors;
•	nominations for director be selected, or recommended for selection, solely by independent directors; and
•	its compensation committee be composed entirely of independent directors.
We are currently relying on the controlled company exemption for the above requirements related to director nominations and compensation committee requirements.
Board Leadership Structure and Risk Oversight
Murray T. Holland serves as Chairman of our Board of Directors.
Management and our outside counsel discuss risks, both during Board meetings and in direct discussions with members of our Board of Directors. These discussions identify Company risks that are prioritized and assigned to the appropriate Board committee, as discussed below, or the full Board for oversight. Our risk management program as a whole is reviewed periodically as needed or as requested by the Board or a Board committee.
Board Committees and Board Meetings
Our Board of Directors has an Audit Committee. Our Board of Directors previously had a Compensation Committee, an Executive Committee and a Corporate Governance and Nominating Committee; however, the activities conducted by such committees are currently being conducted by the full Board of Directors. The Audit Committee has a written charter, a copy of which is available at our website at www.gwgh.com. The Audit Committee complies with the listing requirements of The Nasdaq Marketplace Rules taking into account our reliance on exceptions for “controlled companies” as described under the caption “Director Independence” above.
The Board of Directors held seven (7) meetings during fiscal 2020. During fiscal 2020, the Audit Committee held seventeen (17) meetings, the Compensation Committee held one (1) meeting, and the Corporate Governance and Nominating Committee held zero (0) meetings (having been dissolved in 2019). Each member of the Board of Directors attended at least 75% of the Board meetings and meetings of committees to which they belong. Although we have no formal policy regarding directors’ attendance at our annual stockholder meetings, we encourage such attendance by members of the Board of Directors. Eight (8) of our directors serving on the Board of Directors at the time of our most recent annual stockholders’ meeting in December 2019 were in attendance at that meeting.
Audit Committee
The Audit Committee consists of three members: Peter T. Cangany, Jr. (Chair), David F. Chavenson, and David H. de Weese. All of the members are financially literate and are independent directors under the Nasdaq Marketplace

Rules, and SEC audit committee structure and membership requirements. Further, the Board has determined that Mr. Cangany is an “audit committee financial expert” as defined by applicable regulations of the SEC and is “independent” under the Nasdaq Marketplace Rules.
The Audit Committee’s job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare our consolidated financial statements, to plan or conduct audits or investigations, or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Our management is responsible for preparing our consolidated financial statements and for establishing and maintaining effective internal control over financial reporting. The independent registered public accountants are responsible for the audit of our consolidated financial statements and the review of the effectiveness of our internal control over financial reporting.
The Audit Committee is responsible primarily for assisting the Board in fulfilling its oversight and monitoring responsibility of reviewing the financial information that will be provided to stockholders and others, appointing the independent registered public accounting firm, reviewing the services performed by our independent registered public accounting firm, reviewing our accounting policies and the internal controls established by management and the Board, reviewing significant financial transactions, the integrity of the financial statements and our enterprise risk management framework. The Audit Committee also reviews the Anonymous Complaint Program, which allows for confidential, anonymous submissions by Company employees regarding questionable accounting or auditing matters, including reviewing if any such complaints were received and the disposition of those complaints.
In fulfilling its oversight over our independent registered public accounting firm, the Audit Committee carefully reviews the engagement of the independent registered public accounting firm, which includes among other things: the scope of the audit; fees; the assigned partner(s) and other personnel and their industry experience; auditor independence; peer and Public Company Accounting Oversight Board (“PCAOB”) reviews; any significant legal proceedings; previous experience with the firm’s performance; and any non-audit services performed. The Audit Committee engaged Grant Thornton LLP as our independent registered public accounting firm for the year ended December 31, 2020.
We maintain an auditor independence policy that, among other things, prohibits our independent registered public accounting firm from performing non-financial consulting services, such as information technology consulting and internal audit services. This policy mandates that the Audit Committee approve in advance any non-audit services to be performed by the independent registered public accounting firm and the related costs associated therewith. Therefore, we may not enter into engagements with our independent registered public accounting firm for non-audit services without the express pre-approval of the Audit Committee.
Report of the Audit Committee
The Audit Committee has reviewed and discussed the audit and the Company’s audited consolidated financial statements for the year ended December 31, 2020 with Company management and representatives of Grant Thornton, including a discussion related to the accounting principles used that are unique to this industry.
The Audit Committee has received and reviewed the written disclosures and written communication from Grant Thornton required by applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton its independence.
The Audit Committee has discussed with representatives of Grant Thornton the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee regularly met independently with Company management and with representatives of Grant Thornton, and also in executive session with only Committee members present.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

This report has been furnished by the Audit Committee of the Board of Directors.
The Audit Committee:

Peter T. Cangany, Jr.
David F. Chavenson
David H. de Weese
Compensation Committee
Our Compensation Committee was dissolved in 2021. The activities conducted by our Compensation Committee, as described in this proxy statement, are currently being conducted by the full Board of Directors. Our Compensation Committee previously was charged with oversight responsibility for the adequacy and effectiveness of our executive compensation and benefit plans and had primarily responsible for all matters relating to compensation of our executive officers and the directors, the adoption of all employee compensation and employee benefit plans and the administration of such plans including granting stock incentives or other benefits, and the review and approval of disclosures regarding executive compensation included in our SEC reports.
Executive Committee
Our Executive Committee was dissolved in 2021. Our Executive Committee previously had authority to act on behalf of the full Board of Directors between regular meetings of the Board of Directors, consistent with the requirements of Delaware law.
Corporate Governance and Nominating Committee
Our Corporate Governance and Nominating Committee was dissolved in 2019. The activities conducted by our Corporate Governance and Nominating Committee, as described in this proxy statement, are currently being conducted by the full Board of Directors. The primary role of our Corporate Governance and Nominating Committee was to consider and make recommendations to the full Board of Directors concerning the appropriate size, function and needs of the Board of Directors, including establishing criteria for Board membership and considering, recruiting and recommending candidates (including those recommended by stockholders) to fill new Board positions. The Corporate Governance and Nominating Committee also considered and advised the full Board of Directors on matters of corporate governance and monitored and recommended the functions of, and membership on, the various committees of the Board of Directors.
Our Corporate Governance and Nominating Committee (or a subcommittee thereof) recruited and considered director candidates and presented all qualified candidates to the full Board of Directors for consideration. In identifying and evaluating potential candidates to be nominees for directors, our Corporate Governance and Nominating Committee had the flexibility to consider such factors as it deemed appropriate under relevant circumstances. These factors may include education, general business and industry experience, ability to act on behalf of stockholders and build long-term stockholder value, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board nominees. Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin, disability, marital or veteran status, or any other legally protected status. Although our Corporate Governance and Nominating Committee did not have a policy with regard to the consideration of diversity in identifying director candidates, the overall Board of Directors’ diversity of industry background and experience is generally among the factors considered. Our Corporate Governance and Nominating Committee believed that a Board of Directors comprised of directors with diverse skills and experiences relevant to our industry will result in efficient and competent oversight of our various core competencies.
Our Corporate Governance and Nominating Committee considered recommendations by stockholders of candidates for election to the Board of Directors. Any stockholder who wishes that the Board consider a candidate must follow the procedures set forth in our bylaws. Under our bylaws, if a stockholder plans to nominate a person as a director at a meeting, the stockholder is required to place a proposed director’s name in nomination by written request delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not less than 90 nor more than 120 calendar days prior to the date of such annual meeting, or if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement is made.
Ability of Stockholders to Communicate with our Board of Directors
Our Board of Directors has established several means for stockholders and others to communicate with our Board of Directors. If a stockholder has a concern regarding our financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chair of our Audit Committee in care of our Secretary at the address of our principal executive offices. If the concern relates to our governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairman of the Board of Directors in care of our Secretary at the address of our principal executive offices. If a stockholder wishes to provide input with respect to our executive compensation policies and programs, input should be submitted in writing to the Chair of our Board of Directors in care of our Secretary at the address of our principal executive offices. If a stockholder is unsure as to which category the concern relates, the stockholder may communicate it to any one of the independent directors in care of our Secretary at the address of our principal executive offices. All stockholder communications sent in care of our Company Secretary will be forwarded promptly to the applicable director(s).
Other Corporate Governance Matters
The Company prohibits short sales in Company stock by its directors and executive officers. The Company does not have any other practices or policies regarding hedging or offsetting any decrease in the market value of registrant equity securities.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file electronically reports of ownership and changes in ownership of such securities with the SEC. Based on review of the copies of Forms 3 and 4 and amendments thereto filed electronically with the SEC during the year ended December 31, 2020 and Forms 5 and amendments thereto filed electronically with the SEC with respect to such year, or written representations that no Forms 5 were required, we believe all required forms have been filed by our officers, directors and greater than ten percent beneficial owners.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees and all of our officers (specifically including but not limited to the principal executive officer (CEO), principal financial officer (CFO) and other members of management). Our Code of Business Conduct and Ethics satisfies the requirements of Item 406(b) of Regulation S-K. Our Code of Business Conduct and Ethics is available on our Internet website at www.gwgh.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
In General
The table below sets forth information known to us regarding the beneficial ownership of our common stock as of September 30, 2021 for:
•	each person we believe beneficially holds more than 5% of our outstanding common shares (based solely on our review of SEC filings), other than consolidated subsidiaries of the Company;
•	each of our named executive officers;
•	each of our directors; and
•	all of our directors and executive officers as a group.
The number of shares beneficially owned by a person includes shares issuable under options held by that person and that are currently exercisable or that become exercisable within 60 days of September 30, 2021. Percentage calculations assume, for each person and group, that all shares that may be acquired by such person or group pursuant to options currently exercisable or that become exercisable within 60 days of September 30, 2021 are outstanding for the purpose of computing the “Percentage of Common Stock Owned” by such person or group. Nevertheless, shares of common stock that are issuable upon exercise of presently unexercised options are not deemed to be outstanding for purposes of calculating the “Percentage of Common Stock Owned” by any other person or any other group.
Except as otherwise indicated in the table or its footnotes, the persons in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.
As of the close of business on September 30, 2021, 33,097,118 shares of common stock, $0.001 par value, were issued and outstanding.
Beneficial Ownership
Name	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Beneficial Owners:
Seller Trusts(1)	16,076,252	48.6%
Custody Trusts(2)	9,837,264	29.7%
Beneficient Company Holdings, L.P.(3)	2,500,000	7.6%
Named Executive Officers:
Murray T. Holland (solely in his capacity as Trust Advisor to the Seller Trusts)(4)	16,076,252	48.6%
Timothy L. Evans	—	—%
Lennie Nicholson	1,000	*
Non-Employee Directors:
Peter T. Cangany, Jr.	8,169	*
David F. Chavenson	8,169	*
David H. de Weese	8,169	*
All current directors and executive officers as a group	16,100,759	48.6%
*	less than one percent.
(1)
The business address of the Seller Trusts is 251 Little Falls Drive, Wilmington, DE 19808. On January 12, 2018, GWG Holdings entered into a Master Exchange Agreement (the “Master Exchange Agreement”) pursuant to which we agreed to engage in a strategic transaction (the “Exchange Transaction”) with Beneficient and the Seller Trusts, in which the parties agreed to an exchange of certain assets. The Seller Trusts are a group of individual common law trusts that received shares of common stock in the Exchange Transaction. The trustee of each of the Seller Trusts is Delaware Trust Company. The trust advisors of each trust are two individuals unrelated to each other, James E. Turvey, who is a Beneficient employee, and Murray T. Holland, who have sole decision-making authority with respect to each trust. The beneficiary of each of the Seller Trusts is MHT Financial, L.L.C. (“MHT”). The current members of MHT are Shawn T. Terry and Mike McGill. The names of the various trusts comprising the Seller Trusts that own the shares in the table above are as follows: The LT-1 Exchange Trust,

The LT-2 Exchange Trust, The LT-3 Exchange Trust, The LT-4 Exchange Trust, The LT-5 Exchange Trust, The LT-6 Exchange Trust, The LT-7 Exchange Trust, The LT-8 Exchange Trust, The LT-9 Exchange Trust, The LT-12 Exchange Trust, The LT-14 Exchange Trust, The LT-15 Exchange Trust, The LT-16 Exchange Trust, The LT-17 Exchange Trust, The LT-18 Exchange Trust, The LT-19 Exchange Trust, and The LT-20 Exchange Trust.
(2)
The business address of the Custody Trusts is 251 Little Falls Drive, Wilmington, DE 19808. The Custody Trusts, which are variable interest entities, are a group of individual common law trusts that received shares of common stock from certain Seller Trusts that the Seller Trusts had received in connection with the Exchange Transaction. The names of the various trusts comprising the Custody Trusts and certain other custody trusts (collectively, the “Custody Trusts”) are as follows: LT-21A Custody Trust, LT-22A Custody Trust, LT-23A Custody Trust, LT-24A Custody Trust, LT-25A Custody Trust, and LT-26A Custody Trust. The certificate holders of the Custody Trusts are as follows: The LT-21 LiquidTrust, The LT-22 LiquidTrust, The LT-23 LiquidTrust, The LT-24 LiquidTrust, The LT-25 LiquidTrust, and The LT-26 LiquidTrust (the “Liquid Trusts”). The trustee of each of the Liquid Trusts is John A. Stahl who has sole decision-making authority with respect to such Custody Trust, and therefore, may be deemed to have voting power and dispositive power with respect to the shares held by the Custody Trusts, subject to the provisions of the stockholders agreement described below.

In connection with the transfer of the shares to the Custody Trusts, on November 3, 2020, the Company and the LiquidTrusts entered into a Stockholders Agreement (the “Stockholders Agreement”), and concurrently, each of the Custody Trusts entered into a joinder to the Stockholders Agreement with respect to the shares held by the Custody Trusts (the LiquidTrusts and the Custody Trusts collectively, the “Subject Trusts”). The purpose of the Stockholders Agreement is to limit the voting power of the Subject Trusts and the control they would otherwise be entitled to exercise over the Company. The Stockholders Agreement contains, among others, the following provisions, all of which bind the Subject Trusts and their respective transferees:
•
Until the Seller Trusts beneficially own less than 20% of the total voting power of our common stock, the shares and any other voting securities of the Company over which the Subject Trusts have voting control, with respect to all matters including without limitation the election and removal of directors, regardless of whether voted at a regular or special meeting or pursuant to a written consent, will be voted solely in proportion with the votes cast by all other holders of voting securities of the Company on any matter put before them; and

•
No Subject Trust nor its assignees and transferees (other than pursuant to a registered public offering) or their respective affiliates will, without the prior written consent of our Board of Directors, directly or indirectly:

•
acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any securities or direct or indirect rights to acquire any voting securities of the Company or any of its subsidiaries;

•
seek or propose to influence or control the management, Board of Directors, or policies of the Company, make or participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are used in applicable SEC rules) to vote any voting securities of the Company or any of its subsidiaries, or seek to advise or influence any other person with respect to the voting of any voting securities of the Company or any of its subsidiaries;

•
submit a proposal for or offer of (with or without conditions) any merger, recapitalization, reorganization, business combination, or other extraordinary transaction involving the Company, any of its subsidiaries, or any of their respective securities or assets or, except as required by law, make any public announcement with respect to the foregoing;

•
enter into any discussions, negotiations, arrangements, or understandings with any other person with respect to any of the foregoing, or otherwise form, join, engage in discussions relating to the formation of, or participate in a “group,” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, in connection with any of the foregoing; or

•	advise, assist, or encourage any other person in connection with any of the foregoing.
Each of the Subject Trusts has appointed as its proxy and attorney-in-fact an officer of the Company to be designated by the Company, with full power of substitution, to vote or execute written consents with respect to all of the shares owned by the Custody Trusts, provided that such proxy may only be exercised with respect to a Subject Trust if such Subject Trust fails to comply with its voting obligations under the Stockholders Agreement.
The Stockholders Agreement shall remain in effect until the Seller Trusts beneficially own less than 20% of our common stock.
(3)
Represents 2,500,000 shares of common stock held by Beneficient Company Holdings, L.P., a Delaware limited partnership (“BCH”). BCH is controlled by its general partner, Ben LP. Ben LP is controlled by its general partner, Beneficient Management. All 2,500,000 shares held by BCH have been pledged as collateral to secure our obligations under our debt securities pursuant to the Amended and Restated Pledge and Security Agreement dated October 23, 2017. While BCH has sole dispositive power with respect to the shares it holds, unless such shares are transferred to an unaffiliated third party, such shares are not entitled to vote nor to be counted for quorum purposes.

(4)
Consists solely of 16,076,252 shares of common stock held by the Seller Trusts. Murray T. Holland, acting in a capacity other than as Chief Executive Officer of the Company, is one of the trust advisors to the Seller Trusts and James E Turvey, an individual unrelated to Mr. Holland and an employee of Ben LP, acting in a capacity other than as an employee of Ben LP, is the other trust advisor. Mr. Holland and Mr. Turvey have shared decision-making authority with respect to each of the Seller Trusts, including shared voting power and shared dispositive power over the shares of common stock held by each of the Seller Trusts. Mr. Holland has an indirect pecuniary interest in the shares of common stock held by the Seller Trusts resulting from his ownership interest in 30% of the outstanding membership interests of MHT, the sole beneficiary of each of the Seller Trusts. Consequently, to the extent that MHT, as beneficiary, receives proceeds from the sale of common stock and, GWG Holdings’ Seller Trust L Bonds due 2023, as contemplated by the Master Exchange Agreement, in excess of MHT’s contractual obligations, Mr. Holland would have a right to his pro rata share of any distribution of such proceeds if and when made by MHT to its members. There can be no assurance (i) that MHT will receive any proceeds in excess of its contractual obligations, (ii) as to the amount of any such excess, or (iii) that any distribution of such excess will be distributed to members of MHT, including Mr. Holland. Mr. Holland disclaims beneficial ownership of the shares of common stock held by the Seller Trusts except to the extent of the pecuniary interest therein described above.

Securities Authorized for Issuance under Equity Compensation Plans
We maintain our 2013 Stock Incentive Plan. The purpose of the 2013 Stock Incentive Plan is to provide a means by which our employees, directors, officers and consultants may be granted an opportunity to purchase our common stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for our success. At December 31, 2020, 6,000,000 shares of our common stock have been approved for issuance under the 2013 Stock Incentive Plan, of which 3,492,096 shares remained available for issuance pursuant to future grants.
The 2013 Stock Incentive Plan was approved by our stockholders. The following table sets forth certain information as of December 31, 2020 with respect to securities authorized for issuance under compensation arrangements.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)
Equity compensation plan approved by stockholders:
Stock Options	695,117	$9.03
Stock Appreciation Rights	535,657	$8.75
Restricted Stock Units	129,717	N/A
2013 Stock Incentive Plan Total	1,360,491	$8.91

CERTAIN TRANSACTIONS
Conflict-of-Interest and Related-Party Transaction Policy
We have a Conflict-of-Interest and Related-Party Transaction Policy, pursuant to which our Board of Directors (or an authorized committee thereof) is responsible for reviewing policies and procedures with respect to related party transactions required to be disclosed pursuant to Item 404 of the SEC’s Regulation S-K (including transactions between the Company and its officers and directors, or affiliates of such officers or directors), and approving the terms and conditions of such related party transactions. Our Conflict-of-Interest and Related-Party Transaction Policy sets forth the processes and procedure to be taken in such review and approval, which includes obtaining approval by a majority of the disinterested members of the Board (or an authorized committee thereof) and otherwise in accordance with state law governing conflicts of interest. The related party transactions in which we engaged during 2020 and 2019, which are described below, were approved in accordance with Conflict-of-Interest and Related-Party Transaction Policy.
Transactions with Related Persons
Purchase and Contribution Transaction
On April 15, 2019, Jon R. Sabes, the former Chief Executive Officer and a former director of GWG Holdings, and Steven F. Sabes, the former Executive Vice President and a former director of GWG Holdings, entered into the Purchase and Contribution Agreement (“the Purchase and Contribution Agreement”) with, among others, Ben LP. GWG Holdings was not a party to the Purchase and Contribution Agreement. However, the closing of the transactions contemplated by the Purchase and Contribution Agreement (the “Purchase and Contribution Transaction”) were subject to certain conditions that were dependent upon the Company taking, or refraining from taking, certain actions. The closing of the Purchase and Contribution Transaction occurred on April 26, 2019.
Among other actions taken in connection with the closing of the Purchase and Contribution Transaction, on April 26, 2019, Beneficient Capital Company, L.L.C., a Delaware limited liability company (“BCC”), and AltiVerse Capital Markets, L.L.C., a Delaware limited liability company (“AltiVerse”), executed and delivered a Consent and Joinder (the “Consent and Joinder”) to the Amended and Restated Pledge and Security Agreement dated October 23, 2017 by and among GWG Holdings, GWG Life, LLC, Messrs. Jon and Steven Sabes and the Bank of Utah (the “Security Agreement”). Pursuant to the Consent and Joinder, Messrs. Jon and Steven Sabes assigned their rights and delegated their obligations under the Security Agreement to BCC and AltiVerse, and BCC and AltiVerse became substitute grantors under the Security Agreement such that the shares of GWG Holdings’ common stock acquired by BCC and AltiVerse pursuant to the Purchase Agreement (as defined below) will continue to be pledged as collateral security for the Company’s obligations owing in respect of the debt securities issued under the Amended and Restated Indenture, dated as of October 23, 2017, as amended and supplemented.
In connection with the Exchange Transaction, GWG Holdings and the Seller Trusts entered into a stockholders agreement that provided (among other standstill provisions) that until the Seller Trusts own, in the aggregate, voting securities representing less than 10% of the total voting power of all voting securities of GWG Holdings, all voting securities of GWG Holdings voted by the Seller Trusts will be voted solely in proportion with the votes cast by all other holders of voting securities of GWG Holdings on the matter. On April 26, 2019, and in connection with the closing of the Purchase and Contribution Transaction, the stockholders agreement was amended and terminated, and the Seller Trusts are now entitled to full voting rights with respect to the shares of common stock they own.
Promissory Note with Certain ExAlt Trusts
On May 31, 2019, GWG Holdings’ wholly-owned subsidiary GWG Life entered into a Promissory Note (the “Promissory Note”), made by Jeffrey S. Hinkle and Dr. John A. Stahl, not in their individual capacity but solely as trustees of The LT-1 LiquidTrust, The LT-2 LiquidTrust, The LT-5 LiquidTrust, The LT-7 LiquidTrust, The LT-8 LiquidTrust and The LT-9 LiquidTrust (collectively, the “Borrowers”). Pursuant to the terms of the Promissory Note, GWG Life funded a term loan to the Borrowers in an aggregate principal amount of $65.0 million (the “Loan”). The Loan was funded in two installments as described below.
The Borrowers are common law trusts established as part of alternative asset financings extended by a subsidiary of Ben LP, of which GWG Holdings owns approximately 96.2% of the issued and outstanding common units. Although each Borrower is allocated a portion of the Loan equal to approximately 16.7% of the aggregate outstanding principal of the Loan, the Loan constituted the joint and several obligations of the Borrowers.

The Loan was made pursuant to GWG Holdings’ strategy to further diversify into alternative assets (beyond life insurance) and ancillary businesses and was intended to better position Beneficient’s balance sheet, working capital and liquidity profile to satisfy anticipated Texas Department of Banking regulatory requirements.
An initial advance in the principal amount of $50.0 million was funded on June 3, 2019 and the second advance, in the principal amount of $15.0 million, was funded on November 22, 2019. The Loan bore interest at 7.0% per annum, with interest payable at maturity, and matured on June 30, 2023. On September 30, 2020, the Promissory Note was repaid by the Borrowers utilizing Preferred Series C Unit Accounts of BCH, a Delaware limited partnership of which Ben LP owns all of the outstanding Class A units and serves as its general partner.
The Loan was unsecured and was subject to certain covenants (including a restriction on the incurrence of any indebtedness senior to the Loan other than existing senior loan obligations to each of HCLP Nominees, L.L.C. (“HCLP”) and Beneficient Holdings, Inc. (“BHI”, and together with HCLP, the “Senior Lenders”), as lenders) and events of default. At the time Beneficient was consolidated, all existing senior loan obligations were held by HCLP.
A then constituted special committee of the Board of Directors of GWG Holdings composed solely of independent and disinterested directors of GWG Holdings, together with the assistance of its independent legal advisors, reviewed, negotiated and approved the terms of the Loan as well as the terms of the repayment.
HCLP Nominees, LLC
During the years ended December 31, 2019 and 2020, GWG Holdings invested $79.0 million and $130.2 million, respectively, of cash into equity investments in Beneficient. During this same period, Beneficient made payments to HCLP, its Senior Lender, totaling $144.6 million in principal and interest on the First and Second Lien Credit Agreements. The First Credit Agreement was issued in 2017, while the Second Lien Credit Agreement was issued in 2018. HCLP is an indirect subsidiary of Highland Consolidated, L.L.C. (“Highland”).
A long-standing lending and investment relationship of 25 years exists between Highland (and its affiliates or related parties), on the one hand, and certain trusts and entities held by such trusts that are controlled by Brad K. Heppner (the “Ben Founder”), the former Chairman of the Company (“Ben Founder Affiliates”), on the other. From time to time, Highland or its affiliates have advanced funds under various lending and investing arrangements to the Ben Founder Affiliates, and such Ben Founder Affiliates have made repayments to Highland or its affiliates, as applicable, both in cash and in kind.
Such loans to and investments with or in the Ben Founder Affiliates have been and may be made by Highland, or its affiliates, as applicable, using proceeds from loan repayments made by Beneficient to HCLP in its capacity as Senior Lender to Beneficient, with such loan repayments made potentially using cash from GWG Holdings’ and GWG Life’s investments in Beneficient. Such loans and investments have ranged between no outstanding balance and $104.0 million.
As of June 30, 2021, Highland and the applicable Ben Founder Affiliates mutually agreed to satisfy all obligations under all outstanding loans among Highland and the Ben Founder Affiliates via full payment and satisfaction of the existing loan balances (the “Loan Balances”) by in-kind real property transfers (the “In-Kind Property Payment”) from certain of the Ben Founder Affiliates to Highland. The terms of the In-Kind Property Payment grants Highland the right to transfer the real property that was transferred pursuant to the In-Kind Property Payment back to certain of the Ben Founder Affiliates, in exchange for a Preferred Series A Subclass 1 capital account balance in BCH in an amount equal to the Loan Balances, with such exchange to be satisfied from existing Preferred Series A Subclass 1 Unit Accounts that are held by such Ben Founder Affiliates. As of June 30, 2021, neither Highland nor any of its affiliates has any outstanding loans or investments with or in any Ben Founder Affiliates.
Intercreditor Agreements
In connection with the Promissory Note, GWG Holdings also entered into two intercreditor and subordination agreements: (1) an Intercreditor Agreement between GWG Life and HCLP and (2) an Intercreditor Agreement between GWG Life and BHI (the “Intercreditor Agreements”). Under the Intercreditor Agreements, GWG Life agreed to subordinate the Loan to the secured obligations of Beneficient and its affiliates outstanding to the Senior Lenders (the “Senior Loan Obligations”), agreed to not take any liens to secure the Loan (and to subordinate such liens, if any, to the liens of the Senior Lenders), and agreed not to take enforcement actions under the Promissory Note until such Senior Loan Obligations were paid in full. The Intercreditor Agreements established various other inter-lender and subordination terms, including, without limitation, with respect to permitted actions by each party, permitted payments, waivers, voting arrangements in bankruptcy, application of certain proceeds and limitations on amendments of the respective loan obligations of the parties. The Senior Lenders agreed not to extend the maturity of their respective loan obligations beyond June 30, 2023 or increase the outstanding principal of the loans made by the Senior Lenders without the written consent of GWG Life. GWG Life agreed not to transfer the Promissory Note except with the written consent of the Senior Lenders (such consent not to be unreasonably withheld) or to the Company or direct or indirect wholly owned subsidiaries thereof. The special committee, together with the assistance of its independent legal advisors, reviewed, negotiated and approved the terms of the Intercreditor Agreements.
Purchase of Additional Common Units of Ben LP
On June 12, 2019, GWG Holdings acquired 1,000,000 Ben LP common units from unaffiliated holders of alternative assets that had sold the alternative assets to MHT for contribution to various Exchange Trusts established by MHT as part of the Ben LP liquidity products. The holders acquired the Ben LP common units from MHT in satisfaction for a portion of the purchase price owed by MHT for the alternative assets that MHT contributed to the Exchange Trusts. Murray T. Holland, our Chairman and Chief Executive Officer, was a Managing Director of MHT and continues to own a 30% interest in MHT. Mr. Holland also serves as a trust advisor to the Exchange Trusts that hold the alternative assets. The purchase price for the Ben LP common units acquired by GWG Holdings was $10,000,000.
Preferred Series A Unit Account and Common Unit Investment Agreement; Exchange Agreement
On December 31, 2019, GWG Holdings, Ben LP, BCH and Beneficient Management, the general partner of Ben LP, entered into a Preferred Series A Unit Account and Common Unit Investment Agreement (the “Investment Agreement”).
Pursuant to the Investment Agreement, GWG Holdings transferred $79 million to Ben LP in return for 666,667 common units of Ben LP and a Preferred Series A Subclass 1 Unit Account of BCH.
In connection with the Investment Agreement, GWG Holdings obtained the right to appoint a majority of the board of directors of Beneficient Management, the general partner of Ben LP. As a result, GWG Holdings obtained control of Ben LP and began reporting the results of Ben LP and its subsidiaries on a consolidated basis beginning on the transaction date of December 31, 2019. GWG Holdings’ right to appoint a majority of the board of directors of Beneficient Management will terminate in the event (i) GWG Holdings’ ownership of the fully diluted equity of Ben LP (excluding equity issued upon the conversion or exchange of Preferred Series A Unit Accounts of BCH held as of December 31, 2019 by parties other than the Company) is less than 25%, (ii) the Continuing Directors of GWG Holdings cease to constitute a majority of the board of directors of GWG Holdings, or (iii) certain bankruptcy events occur with respect to GWG Holdings. The term “Continuing Directors” means, as of any date of determination, any member of the board of directors of the Company who: (1) was a member of the board of directors of GWG Holdings on December 31, 2019; or (2) was nominated for election or elected to the board of directors of GWG Holdings with the approval of a majority of the Continuing Directors who were members of the board of directors of GWG Holdings at the time of such nomination or election.
Beneficient Management has an executive committee, a nominating committee and a community reinvestment committee. The board of directors of Beneficient Management has the right to appoint two members of these committees, and an entity related to Brad K. Heppner, our former Chairman, who served in such capacity from April 26, 2019 to June 14, 2021, has the right to appoint the other two members of these committees. The entity related to Mr. Heppner also has the right to appoint the Chairman of the Board and of each of the committees. The Beneficient Management executive committee has the right to approve certain transactions on behalf of Beneficient Management and Ben LP and its subsidiaries, including: (i) the incurrence of debt; (ii) the issuance of equity interests of Ben LP or any subsidiary equal to 5% or more of the fully diluted equity of such entity or that have preferred terms to the common equity of Ben LP, except in connection with any trust instrument or product offered by Ben LP or its affiliates; (iii) the adoption of a shareholder or unitholder rights plan by Ben LP or any subsidiary thereof; (iv) the amendment, supplement, waiver, or modification of Ben LP’s limited partnership agreement, the BCH limited partnership agreement or the organizational documents of any subsidiary of the foregoing other than any common law or statutory trusts created to facilitate the financing, acquisition, contribution, assignment or holding of alternative assets; (v) the exchange or disposition of a majority or more of the assets, taken as a whole, of Ben LP or any subsidiary thereof in a single transaction or a series of related transactions; (vi) the exchange or disposition of a majority or more of the assets, taken as a whole, of Beneficient Management or any subsidiary thereof in a single transaction or a series of related transactions; (vii) the execution by Ben LP, Beneficient Management or any subsidiary thereof of any contracts or of any amendment, supplement, waiver or modification of any existing contract, which would materially change the nature of the business of Beneficient Management and its affiliates; (viii) materially or commercially substantive changes to or creation of an employee incentive or benefit plan of Beneficient Management, Ben LP or any subsidiary thereof; (ix) the merger, sale or other combination of Ben LP, Beneficient Management or any subsidiary thereof with or into any other person or entity; (x) the transfer, mortgage, pledge, hypothecation or grant of a security interest in all or substantially all of the assets of Ben LP or any subsidiary thereof; (xi) the transfer, mortgage, pledge, hypothecation or grant of a security interest in all or substantially all of the assets of Beneficient Management or any subsidiary thereof; (xii) the removal without cause of a chief executive officer or any other executive officer of Beneficient Management, Ben LP or any operating subsidiary thereof; (xiii) the termination of employment of any other officer of Beneficient Management, Ben LP or any operating subsidiary thereof or the termination of the association of a partner, member, manager or director of any subsidiary of Ben LP, in each case, without cause; (xiv) the liquidation or dissolution of Beneficient Management, Ben LP or any operating subsidiary thereof; (xv) the withdrawal or removal of Beneficient Management as the general partner of Ben LP or the direct or indirect transfer of beneficial ownership of all or any part of a general partner interest in Ben LP; (xvi) any determination by Beneficient Management, acting as general partner of Ben LP, related to the removal or replacement of the general partner under Ben LP’s limited partnership agreement; (xvii) the entry into any material or commercially substantive agreement with a related party; (xviii) the creation of any new and materially or commercially substantively different trust instrument or product, or any materially or commercially substantive change, amendment, supplement, waiver or modification to the terms or provision of any existing trust product, offered by Ben LP or any of its affiliates to the extent regulated by the Texas Finance Commission or other state, federal or non-U.S. regulator with direct or indirect jurisdiction over Ben LP or such affiliate or such product, other than any change or modification to any exhibit or schedule to any trust instrument or product; or (xix) the bankruptcy of Ben LP.
Following the transaction, and as agreed in the Investment Agreement, GWG Holdings was issued an initial capital account balance for the Preferred Series A Subclass 1 Unit Account of $319 million. The other holders of the Preferred Series A Subclass 1 Unit Accounts are entities related to certain Ben initial investors and an entity related to one of GWG Holdings’ former directors and Beneficient’s current directors (the “Related Account Holders”), and the aggregate capital accounts of all holders of the Preferred Series A Subclass 1 Unit Accounts after giving effect to the investment by GWG Holdings was $1.6 billion. GWG Holdings’ Preferred Series A Subclass 1 Unit Account is the same class of preferred security as held by the Related Account Holders. If the Related Account Holders exchange their Preferred Series A Subclass 1 Unit Accounts for securities of GWG Holdings, GWG Holdings’ Preferred Series A Subclass 1 Unit Account would be converted into common units of Ben LP (the “Common Units”) (so neither GWG Holdings nor the Related Account Holders would hold Preferred Series A Subclass 1 Unit Accounts).
In addition, on December 31, 2019, GWG Holdings, Ben LP and certain holders of Common Units entered into an Exchange Agreement (the “Exchange Agreement”) pursuant to which certain holders of Common Units from time to time have the right, on a quarterly basis, to exchange their Common Units for common stock of GWG Holdings. The exchange ratio in the Exchange Agreement is based on the ratio of the capital account associated with the Common Units to be exchanged to the market price of GWG Holdings’ common stock based on the volume weighted average price of GWG Holdings’ common stock for the five consecutive trading days prior to the quarterly exchange date. The Exchange Agreement is intended to facilitate the marketing of Ben LP’s products to holders of alternative assets.
Preferred Series C Unit Purchase Agreement
On July 15, 2020, GWG Holdings entered into a Preferred Series C Unit Purchase Agreement (“UPA”) with Ben LP and BCH. The UPA was reviewed and approved by the then constituted Special Committee of the Board of Directors of GWG Holdings.
Pursuant to the UPA, and provided that GWG Holdings determines that it has excess liquidity, GWG Holdings has agreed to make capital contributions from time to time to BCH in exchange for Preferred Series C Unit accounts of BCH during a purchasing period commencing on the date of the UPA and continuing until the earlier of (i) the occurrence of a Change of Control Event (as defined below) and (ii) the mutual agreement of the parties (the “Purchasing Period”). A “Change of Control Event” shall mean (A) the occurrence of an event that results in GWG Holdings’ ownership of the fully diluted equity of Beneficient is less than 25%, the Continuing Directors (as defined below) of GWG Holdings cease to constitute a majority of the board of directors of GWG Holdings, or certain bankruptcy events occur with respect to GWG Holdings, and (B) the listing of Common Units on a national securities exchange (a “Public Listing”). The term “Continuing Directors” means, as of any date of determination, any member of the board of directors of GWG Holdings who: (1) was a member of the board of directors of GWG Holdings on December 31, 2019; or (2) was nominated for election or elected to the board of directors of GWG Holdings with the approval of a majority of the Continuing Directors who were members of the board of directors of GWG Holdings at the time of such nomination or election.
If, on or prior to the end of the Purchasing Period, a Public Listing occurs, the BCH Purchased Units shall be automatically exchanged for Common Units, or another unit of Beneficient, as the parties may mutually agree (the “Beneficient Units”), at the lower of (i) the volume-weighted average of the Beneficient Units for the 20 trading days following the Public Listing, and (ii) $12.75.
In addition, at any time following the date of the UPA, all or some of the Preferred Series C Unit Accounts purchased under the UPA may be exchanged for Beneficient Units at the option of GWG Holdings (exercised by a special committee of the Board of Directors or, if such committee is not in place, the appropriate governing body of GWG Holdings); provided that, if GWG Holdings exchanges less than all of the Preferred Series C Unit Accounts purchased under the UPA, then, immediately after giving effect to such exchange, GWG Holdings shall be required to continue to hold Preferred Series C Unit Accounts with a capital account that is at least $10.0 million. The exchange price for such Beneficient Units shall be determined by third-party valuation agents selected by GWG Holdings and Beneficient.

PROPOSALS OF STOCKHOLDERS
Proposals by stockholders (other than director nominations) that are submitted for inclusion in our proxy statement for our 2022 annual stockholders’ meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and our bylaws. To be timely under Rule 14a-8, a stockholder proposal must be received by our Secretary at 325 North St. Paul Street, Suite 2650, Dallas, Texas 75201, a reasonable time before we begin to print and send our proxy materials for our 2022 stockholders’ meeting.
Under our bylaws, if a stockholder does not submit a proposal for inclusion in our proxy statement but does wish to propose an item of business to be considered at our annual stockholders’ meeting (including director nominations), that stockholder must deliver notice of the proposal or proposed director’s name at our principal executive offices not more than 120 nor less than 90 calendar days prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual stockholders’ meeting is more than 30 days before or more than 60 days after such anniversary date, which we expect will be the case, notice by the stockholder must be delivered not more than 120 nor less than 90 calendar days prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.
Notices of stockholder proposals and stockholder nominations for directors must comply with the informational and other requirements set forth in our bylaws as well as applicable statutes and regulations. Due to the complexity of the respective rights of the stockholders and our Company in this area, any stockholder desiring to propose actions or nominate directors is advised to consult with his or her legal counsel with respect to such rights. We suggest that any such proposal be submitted by certified mail return receipt requested.
DISCRETIONARY PROXY VOTING AUTHORITY/
UNTIMELY STOCKHOLDER PROPOSALS
Rule 14a-4(c) promulgated under the Securities and Exchange Act of 1934, as amended, governs our use of discretionary proxy voting authority with respect to a stockholder proposal that the stockholder has not sought to include in our proxy statement. Rule 14a-4(c) provides that if a proponent of a proposal fails to notify us of the proposal at least 45 days before the first anniversary of the date of mailing of the prior year’s proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement; provided, that if the date of the 2022 annual stockholders meeting is more than 30 days from the date of the Annual Meeting, which we expect to be the case, then notice must have been received a reasonable time before we send our proxy materials for the 2020 annual stockholders meeting.
SOLICITATION
We will bear the cost of preparing, assembling and mailing the Proxy, proxy statement, Annual Report and other material that may be sent to the stockholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock that have properly requested those materials, in which case they may be reimbursed by us for their expenses in doing so. Proxies may be solicited personally by officers, directors or employees of the Company, by email or by special letter.
HOUSEHOLDING OF MATERIALS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and other annual meeting materials may have been sent to multiple stockholders in each household unless otherwise instructed by such stockholders. We will deliver promptly a separate copy of the proxy statement to any common stockholder upon written or oral request to our Corporate Secretary, at GWG Holdings, Inc., 325 North St. Paul Street, Suite 2650, Dallas, Texas 75201, telephone: (612) 746-1944. Any stockholder wishing to receive separate copies of our proxy statement or annual report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address and phone number.

OTHER MATTERS
The Board of Directors does not intend to present any other matter not referred to in this proxy statement at the Annual Meeting and does not presently know of any matters that may be presented at the Annual Meeting by others. However, if other matters come before the Annual Meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.
The Company has made available to you its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Annual Report”) which you may access at www.gwgh.com. We will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of our 2020 Annual Report, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such report should be directed to the following address:
GWG Holdings, Inc.
Attention: Company Secretary
325 North St. Paul Street, Suite 2650
Dallas, Texas 75201
By Order of the Board of Directors

/s/ Murray T. Holland
Murray T. Holland
Chief Executive Officer

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D62897-P64362

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GWG HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. The election of one Class I director nominated by the Board of Directors to serve for a term expiring at the 2022 Annual Meeting of Stockholders;	☐	☐	☐

Nominee:

01) Peter T. Cangany, Jr.

Nominees:

02) David F. Chavenson
03) David H. de Weese

Nominee:

04) Timothy L. Evans

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
4. The transaction of any other business as may properly come before the Combined 2020/2021 Annual Meeting of Stockholders or any adjournments thereof.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Combined 2020/2021 Annual Meeting of Stockholders:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

D62898-P64362

GWG HOLDINGS, INC.
Combined 2020/2021 Annual Meeting of Stockholders
December 17, 2021
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Murray T. Holland and Timothy L. Evans, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GWG Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Combined 2020/2021 Annual Meeting of Stockholders to be held at 325 North Saint Paul Street, Suite 2650, Dallas, Texas 75201, on Friday, December 17, 2021, at 10:00 a.m. CT, and at any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side